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                                                                   EXHIBIT 10.10

                             ENPRO INDUSTRIES, INC.

                    SENIOR EXECUTIVE ANNUAL PERFORMANCE PLAN

PURPOSE

         The EnPro Industries, Inc. Senior Executive Annual Performance Plan (the "Plan") has been established effective as of the Distribution Date, as such term is defined in the Distribution Agreement among Goodrich Corporation, EnPro Industries, Inc. and Coltec Industries Inc (the "Effective Date") to provide opportunities to certain senior executives to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary, and for their contributions to the strong performance of the Company. The Plan, together with base compensation, is designed to provide above average total cash compensation when all relevant performance objectives are achieved and below average total cash compensation when such objectives are not achieved.

ELIGIBILITY

         Participation in the Plan will be limited to those senior executives whose compensation may become subject to the non-deductibility provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended, or any similar successor provision (the "Code"). Participants will be selected prior to or within 90 days of the beginning of each Plan Year by the Compensation and Human Resources Committee of the Company's Board of Directors or a subcommittee of the committee consisting only of those members of that committee who are "outside" Directors as defined in regulations under the Code if any members of the committee are not "outside" Directors as so defined (the "Committee").

INCENTIVE CATEGORIES

         Each year the Committee will assign each Participant to an incentive category based on organizational level and potential impact on important Company or division results. The incentive categories define the target level of incentive opportunity, stated as a percentage of base salary as determined by the Committee, that will be available to the Participant if the Company's target performance levels are met for the Plan Year (the "Target Incentive Amount").

MAXIMUM AND THRESHOLD AWARDS

         Each Participant will be assigned maximum and threshold award levels. Maximum award level represents the maximum amount of incentive award that may be paid to a Participant for a Plan Year. Threshold award level represents the level above which an incentive award will be paid to a Participant. Performance at or below the threshold level will earn no incentive payments. Each Participant's maximum award level will be 200% of his or her Target Incentive Amount. Under no circumstances will any Participant be paid an award exceeding $2,500,000.


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PERFORMANCE MEASURES

         Performance measures that may be used under the Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow (with or without regard to asbestos), Working Capital, Share Appreciation, Total Shareholder Return relative to the manufacturing companies within the S&P 400 index, Total Business Return (calculated utilizing Earnings Before Interest, Taxes, Depreciation and Amortization and cash flow) and Earnings per Share of Common Stock of the Company for the Plan Year.

PARTIAL PLAN YEAR PARTICIPATION

         Subject to the Change in Control provisions described below, incentive awards to Participants who terminate during the Plan Year for reasons of death, disability (under the Company's Long-Term Disability Plan), or retirement (under the Company's Salaried Retirement Plan) will be calculated as specified above and will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the Participant was employed by the Company, and the denominator of which is the total number of months in the Plan Year. Subject to the Change in Control provisions described below, Participants who terminate during a Plan Year for reasons other than death, disability, or retirement will receive no incentive award payments for such Plan Year.

PERFORMANCE GOALS

         The Committee will designate, prior to or within 90 days of the beginning of each Plan Year:

         - The incentive category and percentage of base salary for each Participant to determine his or her Target Incentive Amount;

         - The performance measures and calculation methods to be used for the Plan Year;

         - A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of Participants' Target Incentive Amounts; and

         - The relative weightings of the performance measures for the Plan Year.

PERFORMANCE CERTIFICATION

         As soon as practicable following the end of each Plan Year, the Committee will certify the Company's performance with respect to each performance measure used for that Plan Year.

AWARD CALCULATION AND PAYMENT

         Individual incentive awards will be calculated and paid as soon as practicable following the Committee's certification of performance for each Plan Year. The amount of a


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Participant's incentive award to be paid based on each individual performance measure will be calculated based on the following formula (the "Formula").

Participant's           Participant's                 Percentage of          Relative              Amount of
total gross        X    incentive category       x    target award     x     weighting of     =    incentive award
base salary             percentage                    to be paid             performance           based on
                        for achievement                                      measure               performance
                        against performance                                                        measure
                        measure

The incentive amounts to be paid to the Participant based on each performance measure will be summed to arrive at the Participant's total incentive award payment for the Plan Year.

PAYMENT UPON CHANGE IN CONTROL

         Anything to the contrary notwithstanding, within five days following the occurrence of a Change in Control, the Company shall pay to each Participant an interim lump-sum cash payment (the "Interim Payment") with respect to his or her participation in the Plan. The amount of the Interim Payment shall equal the product of (x) the number of months in the Plan Year in which the Change in Control occurs, including fractional months, that elapsed before the occurrence of the Change in Control and (y) one-twelfth of the greater of (i) the amount most recently paid to each Participant for a full Plan Year under the Plan or
(ii) the Target Incentive Amount for each Participant in effect prior to the Change in Control for the Plan Year in which the Change in Control occurs. The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Plan, but any Interim Payment made shall be offset against any later payment required under the terms of the Plan for the Plan Year in which a Change in Control occurs. Notwithstanding the foregoing, in no event shall any Participant be required to refund to the Company, or have offset against any other payment due any Participant from or on behalf of the Company, all or any portion of the Interim Payment.

For purposes of the Plan, a Change in Control shall mean:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the


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         combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                  (ii) individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

                  (iii) shareholder approval of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                  (iv) shareholder approval of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other


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         disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

PLAN YEAR

         The Plan Year shall be the fiscal year of the Company, provided that the first Plan Year shall commence on the Effective Date of the Plan.

PLAN ADMINISTRATION

         The Plan will be administered by the Committee. In administering the Plan, the Committee shall be empowered to interpret the provisions of the Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Plan by action of a majority of its members in office from time to time. The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Formula. While the Committee may not increase the amounts payable under the Formula, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to the Participants if the goals are attained. The Committee may also adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Committee with respect to the Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Plan (including without limitation any determination as to claims for benefits hereunder), and the Committee's exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious.

MISCELLANEOUS

         (i) Amendment and termination. The Board of Directors of the Company may amend, modify, or terminate the Plan at any time, provided that no amendment, modification or termination of the Plan shall reduce the amount payable to a Participant under the Plan as of the date of such amendment, modification or termination.

         (ii) Shareholder Approval. No amounts shall be payable hereunder on or after the first annual shareholders meeting that occurs after the Effective Date unless the terms of the Plan are approved by the shareholders of the Company on or before such annual shareholders meeting consistent with the requirements of Section 162(m) of the Code. In accordance with Section 162(m)(4)(C)(ii) of the Code, the continued effectiveness of the Plan is subject to its approval by the shareholders of the Company at such other times as required by Section 162(m)(4)(C)(ii) of the Code.

         (iii) Applicable law. The Plan shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States of America.


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